EXHIBIT 99.1

NEWS RELEASE

Investor Contact:	Company Contact:
Alex Wellins, Annie Palmore	Mike Peckham
the blueshirt group for NetManage	Chief Financial Officer
(415) 217-7722	NetManage, Inc.
alex@blueshirtgroup.com	(408) 973-7171
annie@blueshirtgroup.com

NetManage Reports Second Quarter Results

Cupertino, Calif., July 28, 2003 – NetManage, Inc. (Nasdaq: NETM), experts in host access and integration solutions, today reported financial results for the quarter ended June 30, 2003.

Net revenues for the second quarter of 2003 were $11.9 million, compared with net revenues of $16.2 million for the second quarter of 2002. Net loss for the quarter was $1.7 million, or $0.20 per share. The net loss includes a restructuring charge of $909,000, or $0.11 per share, and was offset in part by a translation gain relating primarily to the Israeli shekel of $854,000, or $0.10 per share. This compares with a net loss of $3.8 million, or $0.43 per share, including a translation loss relating primarily to the Israeli shekel, in the amount of $713,000, or $0.08 per share during the same period in the prior year.

For the six months ended June 30, 2003, net revenues were $26.0 million compared to net revenues of $35.2 million for the same period of 2002. Net loss for the six months ended June 30, 2003 was $2.9 million, or $0.34 per share, which included a restructuring charge of $1.5 million, or $0.17 per share, and was offset in part by a translation gain relating primarily to the Israeli shekel of $890,000, or $0.10 per share. This was compared to a net loss of $4.3 million, or $0.48 per share, which included a translation loss relating primarily to the Israeli shekel of approximately $1.3 million or $0.14 per share for the same period in the prior year.

Cash and cash equivalents increased to $25.7 million at June 30, 2003, compared to $24.0 million at December 31, 2002.

During the quarter, the Company received new business from such customers as Kraft Foods, RWE Systems AG, General Electric, Bentley Motors, Avis, The Royal Bank of Scotland, Bayer AG, Ecolab, and the University of New Mexico Hospital among others.

“Our results were in line with our expectations for the second quarter. We continued to make progress during the quarter, highlighted by increased activity and growth in our OnWeb business,” said Zvi Alon, president and CEO of NetManage. “Numerous customers have confirmed the need for low risk, easy to implement solutions to extend access to their existing host systems. OnWeb delivers this functionality, while providing additional value by lowering the costs that would otherwise be incurred using conventional terminal emulation solutions. We are optimistic about the second half of the year and our commitment to return to profitability.”

Conference Call Information

The Company has scheduled a conference call to discuss the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, July 28, 2003. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-2625 and entering the reservation number 458995. A playback of the conference call can be accessed beginning July 28, 2003 at 4:30 p.m. PT and is available through 10:00 p.m. PT on August 4, 2003. The playback will be broadcast via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-0820 and entering the reservation number 458995. NetManage will furnish this press release to the Securities and Exchange Commission on a Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

About NetManage

Founded in 1990, NetManage, Inc. (Nasdaq:NETM), experts in host access and integration solutions, provides software and consulting services to extend and maximize a company’s investment in existing legacy systems and applications. NetManage offers a full range of application integration, Web publishing and host access software for mid-size and Global 2000 enterprises. NetManage has more than 30,000 customers including 480 of the Fortune 500. NetManage sells its products and services worldwide through its direct sales force, international subsidiaries, and authorized channel partners. NetManage is headquartered in Cupertino, CA and has offices worldwide. For more information, visit www.netmanage.com.

© 2003 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

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This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These statements can be identified by the use of the words “may,” “will,” “believes,” “plans” or other similar language. These forward-looking statements include statements regarding improvement in the Company’s markets and competitive position, improvement in financial results and business pipeline, the Company’s positioning in the eBusiness market, and the progress and benefits of the Company’s execution on its business plan. The Company’s actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that the markets for the Company’s products could grow more slowly than the Company or market analysts believe, that current worldwide economic downturn could continue or worsen, that the Company is unable to position itself to take advantage of growth in the eBusiness market, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company’s target markets. In addition, there is no assurance that the Company will not suffer increased competitive pressures; and that corporate buying decisions will not be influenced by the actions of the Company’s competitors or other market factors; that the Company will continue to progress in the execution of its business plan; or that the Company will not be adversely affected by the fact that it has restated certain financial results. Additional information on these and other risk factors that could affect the Company’s business and financial results is included in the Company’s Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

NETMANAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	June 30,	December 31,
	2003	2002

Cash, cash equivalents and short-term investments	$26,022	$24,094
Accounts receivable, net	6,204	18,332
Prepaid expenses and other current assets	3,219	2,933

Total current assets	35,445	45,359
Property and equipment, net	2,066	2,323
Goodwill, net	1,762	1,762
Other intangibles, net	2,615	3,573
Other assets	313	221

Total assets	$42,201	$53,238

Current liabilities	$28,646	$35,570
Long-term liabilities	1,516	1,581
Stockholders’ equity	12,039	16,087

Total liabilities and stockholders’ equity	$42,201	$53,238

NETMANAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,

	2003	2002	2003	2002

		(Restated)*		(Restated)*
Net revenues:
License fees	$4,227	$7,890	$10,236	$18,053
Services	7,645	8,304	15,754	17,161

Total net revenues	11,872	16,194	25,990	35,214
Cost of revenues:
License fees	558	579	1,076	1,382
Services	1,206	1,651	2,527	3,316
Amortization & impairment of intangibles	349	561	659	1,122

Cost of revenues	2,113	2,791	4,262	5,820

Gross margin	9,759	13,403	21,728	29,394

Operating expenses:
Research and development	2,103	3,592	4,716	7,189
Sales and marketing	6,174	10,012	13,635	19,451
General and administrative	3,032	2,499	5,769	4,970
Restructuring charge, net	909	—	1,490	—
Amortization of intangible assets	150	202	299	404

Total operating expenses	12,368	16,305	25,909	32,014

Income (loss) from operations	(2,609)	(2,902)	(4,181)	(2,620)
Loss on investments	—	—	(32)	—
Interest income and other, net	57	121	120	202
Foreign currency transaction gains (losses)	854	(713)	890	(1,308)

Loss before provision for income taxes	(1,698)	(3,494)	(3,203)	(3,726)
Provision (benefit) for income taxes	16	340	(301)	587

Net loss	$(1,714)	$(3,834)	$(2,902)	$(4,313)

Net loss per share
Basic and diluted	$(0.20)	$(0.43)	$(0.34)	$(0.48)
Weighted average common shares and equivalent
Basic and diluted	8,650	8,977	8,636	9,031

* June 30, 2002 comparative amounts have been restated for the items discussed in the Company’s Form 10-K for the year ended December 31, 2002.